Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

Investor Contact:
Margaret Boyce
312-255-5784
margaret.boyce@diamondconsultants.com

Media Contact:
David Moon
312-255-4560
david.moon@diamondconsultants.com

DIAMOND MANAGEMENT & TECHNOLOGY CONSULTANTS, INC.

DECLARES QUARTERLY DIVIDEND
Dividend of $0.07 per share payable in March

CHICAGO, February 17, 2010—Diamond Management & Technology Consultants, Inc. (NASDAQ: DTPI), a premier global management and technology consulting firm, today announced that its Board of Directors declared a quarterly dividend of $0.07 per share of common stock, payable on March 12, 2010 to shareholders of record at the close of business on February 26, 2010.

About Diamond

Clients engage Diamond Management & Technology Consultants, Inc. (NASDAQ: DTPI) to help their companies grow, improve margins, and increase the productivity of their investments. Working together to design and execute business strategies that capitalize on changing market forces and technology, Diamond’s consultants are experts in helping clients attract and retain customers, increase the value of their information, and plan and execute projects that turn strategy into measurable results.

Diamond’s capabilities are rooted in deep strategy, technology, operations, and industry experience. The firm’s approach to client service is based on objectivity, collaboration, and an unwavering commitment to its clients’ best interests. Headquartered in Chicago, Diamond has offices in New York, Washington, D.C, Hartford, London, and Mumbai. To learn more visit: www.diamondconsultants.com.